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                                                                    EXHIBIT 99.1


                            CORPORATE EXPRESS, INC.

                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


                                   ARTICLE I

                                    PURPOSE


          The purpose of the 1996 Stock Option Plan for Outside Directors (the "Plan") is to enable Corporate Express, Inc. (the "Company") to attract and retain outside directors and to strengthen the mutuality of interests between such directors and the Company's stockholders.


                                   ARTICLE II

                                  DEFINITIONS


          For purposes of the Plan, the following terms shall have the following meanings:

          2.1   "BOARD" shall mean the Board of Directors of the Company.
                 -----

          2.2   "CHANGE OF CONTROL" shall mean the occurrence of any one of the
                 -----------------
following: (i) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which it is not the surviving corporation, other than a transaction that is accounted for as a pooling of interests, (ii) the Company sells all or substantially all its assets, or (iii) in excess of 50% of the issued and outstanding shares of Common Stock is acquired by a single purchaser or group of related purchasers (other than the Company, a subsidiary of the Company or an employee benefit plan sponsored by the Company or a subsidiary).

          2.3   "CODE" shall mean the Internal Revenue Code of 1986, as amended,
                 ----
and rules and regulations under the Internal Revenue Code of 1986, as amended.

          2.4   "COMMON STOCK" shall mean the Common Stock, par value $.0002 per
                 ------------
share, of the Company.
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          2.5   "DISABILITY" shall mean a disability due to any medically
                 ----------
determinable physical or mental impairment that prevents a director from fulfilling his or her duties as a director, as determined in the reasonable judgment of the Board.

          2.6   "EFFECTIVE DATE" shall mean the date on which the Plan is
                 --------------
approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Company.

          2.7   "ELIGIBLE DIRECTOR" shall mean any member of the Board who, on
                 -----------------
the date on which Options are to be granted, is not an officer or employee of the Company or any of the Company's subsidiaries, but shall exclude any such member of the Board who advises the Company in writing of his or her desire not to participate in the Plan.

          2.8   "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise
                 -----------------
required by the Code, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market, or, if not so listed or traded, the fair market value as determined by the Board, which determination shall be conclusive.

          2.9   "OPTIONEE" shall mean an individual to whom a Stock Option has
                 --------
been granted under the Plan.

          2.10  "STOCK OPTION" or "OPTION" shall mean any option to purchase
                 ------------      ------
shares of Common Stock granted pursuant to Article VI.


                                  ARTICLE III

                                 ADMINISTRATION

          3.1   ADMINISTRATION.  The Plan shall be administered and interpreted
                --------------
by the Board.

          3.2   GUIDELINES.   Subject to Article VII, the Board shall have the
                ----------
authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any related agreements); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission, conform the Plan to any change in law or regulation, or reconcile any inconsistency or ambiguity in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Optionee without such person's consent, unless otherwise required by law.
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          3.3   DECISIONS FINAL.  Any decision, interpretation or other action
                ---------------
made or taken in good faith by the Board in accordance with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

          3.4   DELEGATION.  The Board may delegate any or all of its
                ----------
administrative responsibilities under the Plan to officers or employees of the Company.


                                   ARTICLE IV

                                SHARE LIMITATION


          4.1   SHARES.  The maximum aggregate number of shares of Common Stock
                ------
that may be issued under the Plan shall be 375,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

          4.2   CHANGES.  In the event of any merger, reorganization,
                -------
consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in the capital structure of the Company affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, in the number of shares for which Stock Options are to be granted to Eligible Directors pursuant to Section 6.2 and in the number of shares subject to, and the option price of, outstanding Options as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                                   ARTICLE V

                                  ELIGIBILITY

          5.1   ELIGIBLE DIRECTORS.  Only Eligible Directors shall be granted
                ------------------
Options under the Plan.
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                                  ARTICLE VI

                                 STOCK OPTIONS


          6.1   OPTIONS.  All Stock Options granted under the Plan shall be non-
                -------
qualified stock options (i.e., options that do not qualify as incentive stock
                         ----
options under Section 422 of the Code).

          6.2   GRANTS.  On the Effective Date, each Eligible Director shall
                ------
automatically be granted Stock Options to purchase 25,000 shares of Common Stock and each Eligible Director who first becomes a member of the Board after the Effective Date shall automatically be granted Stock Options to purchase 25,000 shares of Common Stock on the date of his or her selection or election to the Board. For as long as the Plan remains in effect, each Eligible Director shall also automatically be granted Stock Options to purchase 10,000 shares of Common Stock on each anniversary of the date of such initial grant (beginning on the second such anniversary), provided such person is an Eligible Director on such date.

          6.3   TERMS OF OPTIONS.  Options granted under the Plan shall be
                ----------------
subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall, in its discretion, determine:

               (a)  STOCK OPTION CERTIFICATE.  Each Stock Option shall be
                    ------------------------
evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

               (b)  OPTION PRICE.  The option price per share of Common Stock
                    ------------
purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

               (c)  OPTION TERM.  The term of each Stock Option shall be ten
                    -----------
years from the date of grant.

               (d)  EXERCISABILITY.  Stock Options granted on the Effective Date
                    --------------
or to Eligible Directors upon their first becoming members of the Board shall become exercisable as follows: 40% on the first anniversary of the date of grant, 40% on the second anniversary of the date of grant and 20% on the third anniversary of the date of grant. All other Stock Options granted pursuant to
Section 6.2 shall become exercisable as follows: 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant.

               (e)  METHOD OF EXERCISE.  Stock Options may be exercised in whole
                    ------------------
or in part at any time during the option term by giving written notice of exercise to the
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Secretary or Assistant Secretary of the Company, specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the option price and, if requested, by the representation described in
Section 9.2. The option price may be paid in cash or by check payable to the Company or in such other form as the Board deems acceptable. Unless otherwise determined by the Board, in its sole discretion, at the time of grant, payment in full or in part may be made in the form of Common Stock owned beneficially and of record by the Optionee (and for which the Optionee has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise, based, in either case, on the Fair Market Value of the Common Stock on the exercise date. Upon payment in full of the option price, as provided herein, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Optionee is entitled shall be issued and registered in the name of and delivered to the Optionee. An Optionee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to such Optionee.

               (f)  DEATH.  If an Optionee ceases to be a member of the Board by
                    -----
reason of death, one-half of the Optionee's Stock Options that were not exercisable on the date of such Optionee's death shall become immediately exercisable and the legal representative of the Optionee's estate shall be entitled, for a period of 90 days after the date of the Optionee's death or until the expiration of the stated term of the Stock Option, whichever is shorter, to exercise any of the Optionee's Stock Options that were exercisable on the date of death and any Stock Options as to which the exercisability was accelerated pursuant to this subsection (f).

               (g)  DISABILITY.  If an Optionee ceases to be a member of the
                    ----------
Board by reason of Disability, one-half of the Optionee's Stock Options that were not exercisable on the date on which the Optionee ceased to be a member of the Board shall become immediately exercisable and the Optionee shall be entitled, for a period of 90 days after such date or until the expiration of the stated term of the Stock Option, whichever is shorter, to exercise any Stock Options that were exercisable on the date on which the Optionee ceases to be a member of the Board and any Stock Options as to which the exercisability was accelerated pursuant to this subsection (g); provided, however, that if the Optionee dies during such 90-day period, any unexercised Stock Options shall thereafter be exercisable by the legal representative of the Optionee's estate, to the extent it was exercisable by the Optionee at the date of death, for a period of 90 days after the date of the Optionee's death or until the expiration of the stated term of the Stock Option, whichever is shorter.

               (h)  OTHER TERMINATION.  If an Optionee ceases to be a member of
                    -----------------
the Board by reason of retirement or for any reason other than death or Disability, all Stock Options held by such Optionee shall terminate on the date on which the Optionee ceases to be a member of the Board.

               (i)  CHANGE OF CONTROL.  In the event of a Change of Control,
                    -----------------
one-half of all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Optionee of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate representing the Common Stock covered thereby shall be issued and registered in the name of and delivered to the Optionee as soon as practicable.

               (j)  NON-TRANSFERABILITY OF OPTION.  No Stock Option shall be
                    -----------------------------
transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee's lifetime, only by the Optionee.


                                  ARTICLE VII

                            TERMINATION OR AMENDMENT


          7.1   TERMINATION OR AMENDMENT OF THE PLAN.  The Board may at any time
                ------------------------------------
amend, discontinue or terminate the Plan in whole or in part (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Optionee and, provided further, without the approval of the Company's stockholders, no amendment may be made that would
(i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility to participate in the Plan; or (iii) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, the provisions of Articles V and VI may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

          7.2   AMENDMENT OF OPTIONS.  The Board may amend the terms of any
                --------------------
Stock Options, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any Optionee without the Optionee's consent.


                                  ARTICLE VIII

                                 UNFUNDED PLAN


          8.1   UNFUNDED STATUS OF PLAN.  The Plan is intended to constitute an
                -----------------------
"unfunded" plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE IX

                               GENERAL PROVISIONS


          9.1   NONASSIGNMENT.  Except as otherwise provided in the Plan,
                -------------
Options granted hereunder and the rights and privileges conferred thereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

          9.2   LEGEND.  The Board may require each person purchasing shares
                ------
upon exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares for investment only and not for resale or with a view to distribution and to make such other representations as the Board may require. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

          All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded or the Nasdaq Stock Market, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          9.3   OTHER PLANS.  Nothing contained in the Plan shall prevent the
                -----------
Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          9.4   NO RIGHT TO CONTINUE RELATIONSHIP.  Neither the Plan nor the
                ---------------------------------
grant of any Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's stockholders.

          9.5   LISTING AND OTHER CONDITIONS.
                ----------------------------

                (a) The issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on a national securities exchange or on the Nasdaq Stock Market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of a material amount of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of a material amount of excise taxes.

                (c) Upon termination of any period of suspension under this
Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

          9.6   GOVERNING LAW.  The Plan and actions taken in connection
                -------------
herewith shall be governed and construed in accordance with the laws of the State of Colorado.

          9.7   CONSTRUCTION.  Wherever any words are used in the Plan in the
                ------------
masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          9.8   LIABILITY OF THE BOARD.  No member of the Board nor any employee
                ----------------------
of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

          9.9   COSTS.  The Company shall bear all expenses incurred in
                -----
administering the Plan, including expenses of issuing Common Stock upon the exercise of Options.

          9.10  SEVERABILITY.  If any part of the Plan shall be determined to be
                ------------
invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

          9.11  SUCCESSORS.  The Plan shall be binding upon and inure to the
                ----------
benefit of any successor or successors of the Company.

          9.12  HEADINGS.  Article and section headings contained in the Plan
                --------
are included for convenience only and are not to be used in construing or interpreting the Plan.


                                   ARTICLE X

                                  TERM OF PLAN


          10.1  EFFECTIVE DATE.  The Plan shall be effective as of the Effective
                --------------
Date.

          10.2  TERMINATION.  Unless sooner terminated, the Plan shall terminate
                -----------
ten years after the Effective Date and no Options shall be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with the terms of the Plan, after the Plan terminates.

                            CORPORATE EXPRESS, INC.

                            STOCK OPTION CERTIFICATE


          This certifies that, pursuant to the Corporate Express, Inc. 1996 Stock Option Plan for Outside Directors, an option to purchase shares of Common Stock of Corporate Express, Inc. has been granted as follows:

     Name and Address
     of Optionee:



     Position of
     Optionee:                      Non-Employee Director


     Date of Grant:



     Type of Option:                Non-Qualified



     Number of shares
     subject to Option:


     Exercise Price:



     Vesting Date:



     Expiration Date:





          The option is subject to all the terms and conditions of the aforementioned Plan, a copy of which is attached to this certificate.



Date:                               CORPORATE EXPRESS, INC.


                                    ______________________________
                                    By:
                                    Title: